UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 5, 2009

COACHMEN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

INDIANA	1-7160	35-1101097
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

2831 Dexter Drive, Elkhart, Indiana		46514
(Address of Principal Executive Offices)		(Zip Code)

(574) 266-2500
(Registrant’s telephone number,
including area code)

N / A
(Former Name or Former Address,
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 5, 2009, the Board of Directors of Coachmen Industries, Inc. (the “Corporation”) approved amendments to Sections 2.9 and 3.3 of the Corporation’s Amended Bylaws to eliminate requirements that the Corporation conduct shareholder votes and appoint board committees in accordance with the rules of the New York Stock Exchange, on which the Corporation’s stock was formerly listed.  The amendments now require the Corporation to conduct shareholder votes and appoint board committees in accordance with the rules of any stock exchange on which the Corporation’s common stock is then listed.   The amendments to the Bylaws are effective August 5, 2009.  The Bylaws reflecting these amendments are filed as Exhibit 3(ii) to this report and incorporated by reference into this Section 5.03.

The Board of Directors also amended the Corporation’s Corporate Governance Guidelines to address the situation where the Chairman and Chief Executive Officer were not in unity.  Specifically, the Board of Directors revised Section 5.e., to delete the sentence that formerly read, “Coachmen currently utilizes the combined roles of the Chairman and CEO, and has done so throughout the Company’s history” because such a statement is no longer true.  Additionally, the Board of Directors revised the various subparts of Section 6.1.d to account for the potential that the Chairman and Chief Executive Officer might in fact be two different persons.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
3(ii)	By-Laws of Coachmen Industries, Inc. (as modified through August 5, 2009)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COACHMEN INDUSTRIES, INC.

Date:	August 10, 2009	By:	/s/ James T. Holden

James T. Holden, Secretary
Printed Name and Title